1811 Bering Drive, Suite 200 Houston, Texas 77057

Company Contact: Jon C. Biro Phone: 713-351-4100 Fax: 713-335-2222 www.icopolymers.com

ICO, Inc. reports net income of $3.0 million
or $.12 per share ($.10 per share - diluted) for the three months ending March 31, 2006

HOUSTON, TEXAS, May 3, 2006 - ICO, Inc. (NASDAQ: ICOC), global producer of custom polymer powders and plastic film concentrates, today announced its results for the three and six months ended March 31, 2006. Highlights for the quarter, compared to the prior year, included:

▪	Revenues up $1.4 million (2%) and volumes up 8%
▪	Operating income up $2.7 million or 122% to $4.9 million
▪	Outlook remains positive

Year-Over-Year Quarterly Comparison

For the quarter ending March 31, 2006, revenues increased $1.4 million, or 2%, compared to the same quarter in the prior fiscal year, to $79.5 million. This was caused by an 8% growth in sales and service volumes (which led to an increase in revenues of $5.3 million), offset partially by a stronger U.S. Dollar which reduced revenues by $2.5 million. In addition, despite higher average selling prices, a change in product mix, as a result of increased sales volumes at Bayshore Industrial, caused a decline in revenues of $1.4 million. Gross profit improved $1.4 million or 10% to $15.4 million. The improvements were most significant within the Company’s Bayshore Industrial and ICO Polymers North America business units. Selling, general and administrative expenses declined $1.0 million due to lower compensation costs, weaker foreign currencies relative to the U.S. Dollar, reduced legal expenses and lower Sarbanes-Oxley implementation expenses.

As a result of the increase in gross profit and reduced SG&A, operating income improved 122% or $2.7 million. Net income from continuing operations was $3.0 million, or $.12 per share ($.10 per share-diluted).

Sequential Quarter Comparison

Revenues improved $4.4 million or 6% during the quarter ended March 31, 2006 compared to the quarter ended December 31, 2005 as a result of an increase in sales and service volumes sold of 4%. The volume improvement was due in large part to the Company’s European operations as volumes rebounded from the seasonally slow fiscal first quarter. Operating income was down slightly, $162,000 or 3%, as a result of lower profit margins on product sales, more than offsetting the gains due to volume growth. Net income from continuing operations was very comparable to the first quarter, down $113,000 or 4% to $3.0 million.

      The Company’s President and CEO, Mr. A. John Knapp, Jr., stated, “The first half of fiscal 2006 has started strong. Our volumes and margins are growing compared to the prior year and our SG&A expenses are down. All of our regions are showing improvements in operating income for the first half of fiscal 2006, compared to the first half of fiscal 2005. Fiscal third quarter business levels should continue to be strong led by continuing robust customer demand for Bayshore Industrial and ICO Polymers North America. We expect operating income, excluding charges, for the three months ended June 30, 2006 to significantly exceed the operating income of the same quarter of fiscal year 2005.”

Balance Sheet and Liquidity

On March 31, 2006, the Company had $2.0 million in cash on hand, $33.2 million in debt, and $31.0 million of available borrowing capacity under committed credit facilities. During the second quarter of fiscal 2006 capital expenditures were $2.7 million bringing the total capital expenditures for the first six months of the fiscal year to $4.1 million.

Preferred Dividend

The Company’s Board of Directors has determined not to declare any dividend on its depositary shares, each representing ¼ of a share of its $6.75 convertible exchangeable preferred stock, for the quarter ending on June 30, 2006.

Conference Call on the Web

A live Internet broadcast of ICO, Inc.’s conference call regarding fiscal 2006 second quarter results can be accessed at 10:00 a.m. Central Standard Time on Thursday, May 4, 2006 at www.firstcallevents.com, where the webcast replay will be archived. (Minimum requirements to listen to the broadcast are: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/player/download/ download.aspx and at least a 28.8Kbps connection to the Internet.)

Investors are invited to participate in the conference by dialing 719-457-2660, passcode 4749664.

About ICO, Inc.

With 18 locations in 9 countries, ICO Polymers produces custom polymer powders for rotational molding and other polymers segments, including textiles, metal coatings and masterbatch. ICO remains an industry leader in size reduction, compounding and other tolling services for plastic and non-plastic materials. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates and additives primarily for the plastic film industry.

      This press release contains forward-looking statements, which are not statements of historical facts and involve certain risks, uncertainties and assumptions. These include, but are not limited to, restrictions imposed by the Company’s outstanding indebtedness, changes in the cost and availability of polymers, demand for the Company's services and products, business cycles and other industry conditions, the Company’s lack of asset diversification, international risks, operational risks, and other factors detailed in the Company's form 10-K for the fiscal year ended September 30, 2005 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

ICO, Inc.
Consolidated Statement of Operations
(Unaudited and in thousands, except per share data and percentages)

	Three Months Ended			Six Months Ended
	March 31,		December 31,	March 31,
	2006	2005	2005	2006	2005

Product Sales	$ 70,473	$ 69,283	$ 67,675	$ 138,148	$ 131,524
Toll Services	9,070	8,852	7,438	16,508	18,041
Total Revenues	79,543	78,135	75,113	154,656	149,565
Cost of sales and services	64,188	64,179	59,517	123,705	122,088
Gross Profit	15,355	13,956	15,596	30,951	27,477
Selling, general and administrative expense	8,722	9,736	8,663	17,385	18,699
Depreciation and amortization	1,782	2,016	1,802	3,584	4,052
Impairment, restructuring and other costs	-	22	118	118	343
Operating income	4,851	2,182	5,013	9,864	4,383
Other income (expense):
Interest expense, net	(562)	(774)	(534)	(1,096)	(1,460)
Other income (expense)	68	(97)	78	146	44
Income from continuing operations before income taxes	4,357	1,311	4,557	8,914	2,967
Provision for income taxes	1,375	289	1,462	2,837	555
Income from continuing operations	2,982	1,022	3,095	6,077	2,412
Loss from discontinued operations, net of benefit for
income taxes	-	(143)	(33)	(33)	(320)

Net income	$ 2,982	$ 879	$ 3,062	$ 6,044	$ 2,092

Basic income from continuing operations per common share	$ 0.12	$ 0.04	$ 0.12	$ 0.24	$ 0.09
Basic net income per common share	$ 0.12	$ 0.03	$ 0.12	$ 0.24	$ 0.08

Diluted income from continuing operations per common share	$ 0.10	$ 0.03	$ 0.11	$ 0.21	$ 0.08
Diluted net income per common share	$ 0.10	$ 0.03	$ 0.10	$ 0.20	$ 0.07

Gross Margin	19.3%	17.9%	20.8%	20.0%	18.4%

ICO, Inc.
Consolidated Balance Sheet
(Unaudited and in thousands, except share data and ratios)

	March 31,	September 30,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$ 2,020	$ 3,234
Trade receivables	62,195	57,132
Inventories	36,738	35,006
Deferred income taxes	2,364	2,579
Prepaid and other current assets	5,345	5,542
Total current assets	108,662	103,493

Property, plant and equipment, net	49,487	49,274
Goodwill	8,360	8,831
Other assets	2,468	2,657
Total assets	$ 168,977	$ 164,255

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short term borrowings under credit facilities	$ 13,645	$ 8,989
Current portion of long-term debt	5,061	5,657
Accounts payable	29,994	31,387
Accrued salaries and wages	3,851	4,181
Other current liabilities	12,984	11,897
Total current liabilities	65,535	62,111

Long-term debt, net of current portion	14,458	18,993
Deferred income taxes	3,988	4,383
Other long-term liabilities	1,736	1,678
Total liabilities	85,717	87,165

Commitments and contingencies	-	-
Stockholders' equity:
Convertible preferred stock, without par value- 345,000 shares authorized; 322,500 shares issued and outstanding with
a liquidation preference of $39,322 and $38,234, respectively	13	13
Undesignated preferred stock, without par value-
105,000 shares authorized; No shares issued and outstanding	-	-
Common stock, without par value- 50,000,000 shares
authorized; 25,731,214 and 25,544,997 shares issued
and outstanding, respectively	44,855	44,265
Additional paid-in capital	104,492	104,134
Accumulated other comprehensive loss	(2,067)	(1,245)
Accumulated deficit	(64,033)	(70,077)
Total stockholders' equity	83,260	77,090
Total liabilities and stockholders' equity	$ 168,977	$ 164,255

OTHER BALANCE SHEET DATA
Working capital	$ 43,127	$ 41,382
Current ratio	1.7	1.7
Total debt	$ 33,164	$ 33,639
Debt-to-capitalization	28.5%	30.4%

ICO, Inc.
Supplemental Segment Information
(Unaudited and in thousands, except percentages)

Revenues
Three Months Ended March 31:	2006	% of Total	2005	% of Total	Change	%
ICO Europe	$ 32,439	41%	$ 34,704	44%	$ (2,265)	(7%)
ICO Courtenay - Australasia	11,458	14%	11,596	15%	(138)	(1%)
ICO Polymers North America	10,819	14%	10,854	14%	(35)	0%
ICO Brazil	2,665	3%	1,771	2%	894	50%
Total ICO Polymers	57,381	72%	58,925	75%	(1,544)	(3%)
Bayshore Industrial	22,162	28%	19,210	25%	2,952	15%
Consolidated	$ 79,543	100%	$ 78,135	100%	$ 1,408	2%

Six Months Ended March 31:	2006	% of Total	2005	% of Total	Change	%
ICO Europe	$ 59,981	39%	$ 65,473	44%	$ (5,492)	(8%)
ICO Courtenay - Australasia	24,172	16%	22,336	15%	1,836	8%
ICO Polymers North America	20,818	13%	19,678	13%	1,140	6%
ICO Brazil	4,822	3%	4,008	3%	814	20%
Total ICO Polymers	109,793	71%	111,495	75%	(1,702)	(2%)
Bayshore Industrial	44,863	29%	38,070	25%	6,793	18%
Consolidated	$ 154,656	100%	$ 149,565	100%	$ 5,091	3%

Operating income (loss)
Three Months Ended March 31:	2006	2005	Change
ICO Europe	$ 1,973	$ 1,645	$ 328
ICO Courtenay - Australasia	305	387	(82)
ICO Polymers North America	1,161	327	834
ICO Brazil	(199)	(547)	348
Total ICO Polymers	3,240	1,812	1,428
Bayshore Industrial	3,411	2,390	1,021
Total Operations	6,651	4,202	2,449
General Corporate Expense	(1,631)	(1,830)	199
Unallocated stock option compensation	(169)	(190)	21
Consolidated	$ 4,851	$ 2,182	$ 2,669

Six Months Ended March 31:	2006	2005	Change
ICO Europe	$ 3,272	$ 2,914	$ 358
ICO Courtenay - Australasia	1,360	1,322	38
ICO Polymers North America	1,855	204	1,651
ICO Brazil	(336)	(575)	239
Total ICO Polymers	6,151	3,865	2,286
Bayshore Industrial	7,159	4,508	2,651
Total Operations	13,310	8,373	4,937
General Corporate Expense	(2,994)	(3,593)	599
Unallocated stock option compensation	(452)	(397)	(55)
Consolidated	$ 9,864	$ 4,383	$ 5,481

Operating income (loss) as a percentage of revenues	Three Months Ended				Six Months Ended
	March 31,				March 31,
			Increase/			Increase/
	2006	2005	(Decrease)	2006	2005	(Decrease)
ICO Europe	6%	5%	1%	5%	4%	1%
ICO Courtenay - Australasia	3%	3%	0%	6%	6%	0%
ICO Polymers North America	11%	3%	8%	9%	1%	8%
ICO Brazil	(7%)	(31%)	24%	(7%)	(14%)	7%
Total ICO Polymers	6%	3%	3%	6%	3%	3%
Bayshore Industrial	15%	12%	3%	16%	12%	4%
Consolidated	6%	3%	3%	6%	3%	3%

ICO, Inc.
Supplemental Segment Information (cont'd.)
(Unaudited and in thousands, except percentages)

Revenues
	Three Months Ended
	March 31,		December 31,
	2006	% of Total	2005	% of Total	Change	%
ICO Europe	$ 32,439	41%	$ 27,542	37%	$ 4,897	18%
ICO Courtenay - Australasia	11,458	14%	12,714	17%	(1,256)	(10%)
ICO Polymers North America	10,819	14%	9,999	13%	820	8%
ICO Brazil	2,665	3%	2,157	3%	508	24%
Total ICO Polymers	57,381	72%	52,412	70%	4,969	9%
Bayshore Industrial	22,162	28%	22,701	30%	(539)	(2%)
Consolidated	$ 79,543	100%	$ 75,113	100%	$ 4,430	6%

Operating income (loss)
	Three Months Ended
	March 31,	December 31,
	2006	2005	Change
ICO Europe	$ 1,973	$ 1,299	$ 674
ICO Courtenay - Australasia	305	1,055	(750)
ICO Polymers North America	1,161	694	467
ICO Brazil	(199)	(137)	(62)
Total ICO Polymers	3,240	2,911	329
Bayshore Industrial	3,411	3,748	(337)
Total Operations	6,651	6,659	(8)
General Corporate Expense	(1,631)	(1,363)	(268)
Unallocated stock option compensation	(169)	(283)	114
Consolidated	$ 4,851	$ 5,013	$ (162)

Operating income (loss) as a percentage of revenues	Three Months Ended
	March 31,	December 31,	Increase/
	2006	2005	(Decrease)
ICO Europe	6%	5%	1%
ICO Courtenay - Australasia	3%	8%	(5%)
ICO Polymers North America	11%	7%	4%
ICO Brazil	(7%)	(6%)	(1%)
Total ICO Polymers	6%	6%	0%
Bayshore Industrial	15%	17%	(2%)
Consolidated	6%	7%	(1%)